Exhibit 99.1
News Release

For immediate release
November 14, 2019
Digirad Corporation Reports Financial Results for the
Third Quarter and Nine Months Ended September 30, 2019
Suwanee, GA. - Digirad Corporation (Nasdaq: DRAD; DRADP) (“Digirad” or the “Company”) reported today its financial results for the third quarter (Q3) and nine months (9M) ended September 30, 2019.
As previously announced, on September 10, 2019 Digirad completed the acquisition of ATRM Holdings, Inc. (“ATRM”) and transformed from a healthcare services provider into a diversified holding company (“HoldCo”) with three business divisions: Healthcare, Building & Construction, and Real Estate & Investments. The acquisition of ATRM was completed by way of a merger between ATRM and a newly formed wholly owned subsidiary of the Company, with ATRM surviving the merger as a wholly owned subsidiary of the Company.

Q3 2019 Financial Highlights vs. Q3 2018 *

•	Total revenue increased to $28.3 million from $25.7 million

•	Gross profit increased to $5.2 million from $4.4 million

•	Net loss from continuing operations was $1.5 million and included $1.1 million of merger related expenses; this compared to a net loss from continuing operations of $1.2 million

•	Non-GAAP adjusted EBITDA from continuing operations increased to $2.0 million from $1.6 million

*Digirad’s Q3 2019 results include financial and operational data of the two newly created divisions - Building & Construction and Real Estate & Investments from September 11, 2019 to September 30, 2019. There were no operational or financial data recorded in the 2018 period from these two divisions.

Jeff Eberwein, Chairman of Digirad, noted, “Following the acquisition of ATRM we are now operating as a HoldCo, the mandate of which is to maximize long-term shareholder value through high-return internal investments that promote revenue growth, operating efficiencies, and cash flow generation. In that regard, we have established a Shared Services Center (“SSC”) which, once fully operational, should provide cost savings throughout the Company and its subsidiaries that will likely grow over time with additional acquisitions.”

“Our two-fold growth strategy is to:

•
Organically grow our existing business divisions by focusing on higher margin segments such as camera sales and mobile scanning services in our Healthcare division, and increasing the utilization rate at existing factories and opening idle facilities to fully take advantage of the significant market opportunities available in our Building & Construction division.

•	Seek attractive acquisition opportunities in two categories: bolt-on acquisitions for our existing platform companies, and acquisitions that create new platform companies for the Company.”

Revenues

The Company’s total Q3 2019 revenues increased by 10% to $28.3 million from $25.7 million in the third quarter of the prior year. 9M 2019 total revenues of $78.0 million slightly decreased from 9M 2018 revenues of $78.3 million.

Revenue in $ million	Q3 2019	Q3 2018	% change	9M 2019	9M 2018	% change
Healthcare	$25,596	$25,707	(0.4)%	$75,306	$78,252	(3.8)%
Building & Construction	2,729	—	100.0%	2,729	—	100%
Real Estate & Investments	8	—	100.0%	8	—	100%
Total Revenue	$28,333	$25,707	10.2%	$78,043	$78,252	(0.3)%

Revenues for the Healthcare division for both Q3 and 9M periods of 2019 slightly decreased from respective periods of 2018 due to the sale of our Telerhythmics business in October 2018. Telerhythmics’ revenues for Q3 2018 and 9M 2018, were $0.9 million and $3.1 million, respectively. This division’s core business remains strong with higher revenues from the sale of cameras and scanning services.

Gross Profit

Gross profit in $ million	Q3 2019	Q3 2018	% change	9M 2019	9M 2018	% change
Healthcare	$4,777	$4,358	9.6%	$13,939	$14,532	(4.1)%
Building & Construction	477	—	100.0%	477	—	100%
Real Estate & Investments	(58)	—	100.0%	(235)	—	100%
Total Gross Profit	$5,196	$4,358	19.2%	$14,181	$14,532	(2.4)%

Q3 2019 gross profit of our Healthcare division increased by 9.6% from prior year’s same quarter, driven by higher scan volume and higher utilization rate of our imaging systems. Gross profit for the 9M 2019 period was lower due to higher material variance costs from scrapped equipment in the Diagnostic Imaging business.

Operating Expenses

Q3 2019 marketing, sales, general and administrative (MSG&A) expenses slightly increased by 3.4% or $0.2 million from the same period of 2018, mainly due to increased expenses from the Building & Construction Division and offset by lower headcount and reduced costs for contracted outside services particularly in the information technology (IT) and human resources (HR) areas from the Healthcare division. Our 9M 2019 MSG&A expenses decreased by 6.3% to $14.6 million, compared to the same period of 2018 due to lower salaries and benefits resulting from lower headcount following the sale of our Telerhythmics business in October 2018 and reduced costs for contracted outside services particularly in IT and HR areas as a result of steps we took to streamline our internal operations.

Furthermore, the HoldCo structure will enable Digirad to reduce corporate overhead costs by consolidating certain marketing, sales and administrative functions thus generating cost savings and improved earnings. The Company expects to begin realizing meaningful benefits of the HoldCo structure in 2020.

Non-GAAP adjusted EBITDA

Q3 2019 non-GAAP adjusted EBITDA from continuing operations rose to $2.0 million from $1.6 million in the same quarter of the prior year due to higher revenues from sale of cameras and from our high-margin mobile scanning services. 9M 2019 non-GAAP adjusted EBITDA from continuing operations decreased to $4.9 million, compared to $5.2 million in the same period in the prior year, reflecting higher equipment material costs.

Net loss

Q3 2019 net loss from continuing operations for the third quarter was $1.5 million, or $0.74 per basic and diluted share, compared to net loss from continuing operations of $1.2 million, or $0.59 per basic and diluted share in the same period in the prior year. Q3 2019 non-GAAP adjusted net income from continuing operations was $14 thousand, or $0.01 per basic and diluted share, compared to adjusted net loss of $0.6 million, or $0.31 per basic and diluted share in the same period in the prior year.

9M 2019 net loss from continuing operations was $4.6 million, or $2.27 per basic and diluted share, compared to net loss from continuing operations of $2.9 million, or $1.45 per basic and diluted share in the same period in the prior year. 9M 2019 non-GAAP adjusted net loss from continuing operations decreased to $0.9 million, or $0.46 per basic and diluted share, compared to adjusted net loss of $1.6 million, or $0.78 per basic and diluted share in the same period in the prior year.

The increase in net loss from continuing operations in both Q3 2019 and 9M 2019 periods was mainly due to non-recurring legal costs, other expenses, totaling $1.1 million and $2.1 million, respectively, related to the acquisition of ATRM and establishment of HoldCo.

Operating cash flow

Q3 2019 cash flow from operation was an outflow of $1.1 million, compared to an outflow of $0.8 million for the same period in the prior year. 9M 2019 cash flow from operations was an outflow of $0.8 million, compared to an inflow of $2.2 million for the same period in the prior year.

Free Cash Flow

The Company calculates a non-GAAP measure of free cash flow. The Company defines free cash flow as net cash provided by (used in) operating activities, less purchases of property and equipment, plus net dispositions and estimated level of one-time acquisition related net working capital adjustment at the closing date. The Company believes that this measure of free cash flow provides management and investors further useful information on cash generation or use in our primary operations.

Q3 2019 non-GAAP free cash flow was an inflow of $0.4 million for the third quarter, compared to an outflow of $0.4 million in the same quarter in the prior year. 9M 2019 non-GAAP free cash flow was an inflow of $1.6 million, compared to an inflow of $2.1 million in the same period in the prior year.

Net operating loss (NOL)

Finally, Digirad Corporation has approximately $83.7 million of usable net operating losses (“NOL”) in the U.S. as of yearend 2018, which the Company considers to be a very valuable asset for its stockholders. In order to protect the value of the NOL for all stockholders, the Company has a charter amendment in place that limits beneficial ownership of Digirad common stock to 4.99%. Stockholders who wish to own more than 4.99% of Digirad common stock, or who already own more than 4.99% of Digirad common stock and wish to buy more, may only acquire additional shares with the Board’s prior written approval. Digirad’s NOL is expected to increase in 2019 due to operating results.

Conference Call Information

A conference call is scheduled for 10:00 a.m. EDT on November 14, 2019 to discuss the results and management’s outlook. The call may be accessed by dialing 1-877-407-9039 (international callers: +1-201-689-8470) five minutes prior to the scheduled start time and referencing Digirad. A simultaneous webcast of the call may be accessed online from the Events & Presentations link on the Investor Relations page at http://ir.digirad.com/events-presentations; an archived replay of the webcast will be available within 15 minutes of the end of the conference call.

If you have any questions, either prior to or after our scheduled Earnings Conference call, please e-mail ir@digirad.com or lcati@equityny.com.

Use of Non-GAAP Financial Measures by Digirad Corporation

This release presents the non-GAAP financial measures “adjusted net income (loss),” “adjusted net income (loss) per basic and diluted share,” “free cash flow”, and “adjusted EBITDA.” The most directly comparable measure for these non-GAAP financial measures are net income and basic and diluted net income per share. The Company has included below unaudited adjusted financial information, which presents the Company’s results of operations after excluding acquired intangible asset amortization, acquisition related contingent consideration adjustments, unrealized gain (loss) on available-for-sale securities, and non-recurring related income tax adjustments. Further excluded in the measure of adjusted EBITDA are interest, taxes, depreciation, amortization, and stock-based compensation.

A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding Digirad’s financial condition and results of operations is included as Exhibit 99.2 to Digirad’s report on Form 8-K filed with the Securities and Exchange Commission on November 14, 2019.

About Digirad Corporation

Digirad Corporation is a diversified holding company with three operating division: Healthcare Imaging, Building & Construction and Real Estate & Investments.

Digirad: Healthcare Division

Digirad Health designs, manufactures, and distributes diagnostic medical imaging products. Digirad Health operates in three businesses: Diagnostic Services, Mobile Healthcare, and Diagnostic Imaging. The Diagnostic Services business offers imaging and monitoring services to healthcare providers as an alternative to purchasing the equipment or outsourcing the job. The Mobile Healthcare business provides contract diagnostic imaging, including computerized tomography (“CT”), magnetic resonance imaging (“MRI”), positron emission tomography (“PET”), PET/CT, and nuclear medicine and healthcare expertise through a convenient mobile service. The Diagnostic Imaging business develops, sells, and maintains solid-state gamma cameras.

ATRM Holdings: Building & Construction Division

ATRM manufactures modular housing units for commercial and residential applications. ATRM operates in two businesses: (i) modular building manufacturing and (ii) structural wall panel and wood foundation manufacturing, including building supply retail operations. The modular building manufacturing business is operated by KBS Builders, Inc. (“KBS”), the structural wall panel and wood foundation manufacturing segment is operated by EdgeBuilder, Inc. (“EdgeBuilder”), and the retail building supplies are sold through Glenbrook Building Supply, Inc. (“Glenbrook”). KBS Builders, EdgeBuilder and Glenbrook are wholly-owned subsidiaries of ATRM.

Real Estate & Investments Division

This business division manages the real estate assets and investments of HoldCo.

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this release that are not statements of historical fact are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking Statements include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to acquisitions and related integration, development of commercially viable products, novel technologies, and modern applicable services, (ii) projections of income (including income/loss), EBITDA, earnings (including earnings/loss) per share, free cash flow (FCF), capital expenditures, cost reductions, capital structure or other financial items, (iii) the future financial performance of Digirad Corporation (“Digirad,” “DRAD” or the “Company”) or acquisition targets and (iv) the assumptions underlying or relating to any statement described above. Moreover, forward-looking statements necessarily involve assumptions on the Company’s part. These forward-looking statements generally are identified by the words “believe”, “expect”, “anticipate”, “estimate”, “project”, “intend”, “plan”, “should”, “may”, “will”, “would”, “will be”, “will continue” or similar expressions. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described above as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the substantial amount of debt of the Company and the Company’s ability to repay or refinance it or incur additional debt in the future; the Company’s need for a significant amount of cash to service and repay the debt and to pay dividends on the Company Preferred Stock; the restrictions contained in the debt agreements that limit the discretion of management in operating the business; the length of time associated with servicing customers; losses of significant contracts; disruptions in the relationship with third party vendors; accounts receivable turnover; insufficient cash flows and resulting in liquidity; the Company's inability to expand the Company's business; unfavorable changes in the extensive governmental legislation and regulations governing healthcare providers and the provision of healthcare services and the competitive impact of such changes (including unfavorable changes to reimbursement policies); high costs of regulatory compliance; the liability and compliance costs regarding environmental regulations; the underlying condition of the technology support industry; the lack of product diversification; development and introduction of new technologies and intense competition in the healthcare industry; existing or increased competition; risks to the price and volatility of the Company’s Common Stock and Preferred Stock; stock volatility and in liquidity; risks to preferred stockholders of not receiving dividends and risks to the Company’s ability to pursue growth opportunities if the Company continues to pay dividends according to the terms of the Company Preferred Stock; the Company’s ability to execute on its business strategy (including any cost reduction plans); the Company’s failure to realize expected benefits of restructuring and cost-cutting actions; the Company’s ability to preserve and monetize its net operating losses; risks associated with the Company’s possible pursuit of acquisitions; the Company’s ability to consummate successful acquisitions and execute related integration, including to successfully integrate ATRM’s operations and realize the synergies from the acquisition, as well as factors related to the Company’s business (including ATRM) including economic and financial market conditions generally and economic conditions in the Company’s markets; failure to keep pace with evolving technologies and difficulties integrating technologies; system failures; losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future; and the continued demand for and market acceptance of the Company’s services. For a detailed discussion of cautionary statements and risks that may affect the Company’s future results of operations and financial results, please refer to the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the risk factors in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. This release reflects management’s views as of the date presented.

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

For more information contact:
Digirad Corporation	The Equity Group
Jeffrey E. Eberwein	Lena Cati
Chairman of the Board	The Equity Group
203-489-9501	212-836-9611
ir@digirad.com	lcati@equityny.com

(Financial tables follow)

Digirad Corporation
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except for per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2019	2018	2019	2018
Revenues:
Healthcare	$25,596	$25,707	$75,306	$78,252
Building and Construction	2,729	—	2,729	—
Real Estate and Investments	8	—	8	—
Total revenues	28,333	25,707	78,043	78,252
Cost of revenues:
Healthcare	20,819	21,349	61,367	63,720
Building and Construction	2,252	—	2,252	—
Real Estate and Investments	66	—	243	—
Total cost of revenues	23,137	21,349	63,862	63,720
Gross profit	5,196	4,358	14,181	14,532
Total gross profit percentage	18.3%	17.0%	18.2%	18.6%
Healthcare percentage	18.7%	17.0%	18.5%	18.6%
Building and Construction gross profit percentage	17.5%	—%	17.5%	—%
Real Estate and Investments	(725)%	—%	(2,938)%	—%
Operating expenses:
Marketing, sales and general and administrative expenses	4,948	4,785	14,648	15,627
Amortization of intangible assets	399	356	965	1,069
Merger and finance costs	1,058	—	2,058	—
Goodwill impairment	—	—	—	476
Total operating expenses	6,405	5,141	17,671	17,172
Loss from operations	(1,209)	(783)	(3,490)	(2,640)
Other expense:
Other income (expense), net	3	(76)	(200)	(112)
Interest expense, net	(292)	(200)	(727)	(563)
Loss on sale of building	(4)	(507)	(236)	(507)
Loss on extinguishment of debt	—	—	(151)	(43)
Total other expense	(293)	(783)	(1,314)	(1,225)
Loss before income taxes	(1,502)	(1,566)	(4,804)	(3,865)
Income tax (expense) benefit	(2)	379	168	940
Net loss from continuing operations	(1,504)	(1,187)	(4,636)	(2,925)
Net (loss) income from discontinued operations	—	(239)	266	5,255
Net (loss) income	$(1,504)	$(1,426)	$(4,370)	$2,330

Net (loss) income per share - basic and diluted
Continuing operations	$(0.74)	$(0.59)	$(2.27)	$(1.45)
Discontinued operations	—	(0.12)	0.13	2.61
Net (loss) income per share - basic and diluted	$(0.74)	$(0.71)	$(2.14)	$1.16
Dividends declared per common share	$—	$0.06	$—	$0.17
Weighted-average shares outstanding – basic and diluted	2,046	2,018	2,038	2,013

Net (loss) income	$(1,504)	$(1,426)	$(4,370)	$2,330
Other comprehensive income (loss):
Reclassification of tax provision impact	—	—	22	—
Reclassification of unrealized gains on equity securities to retained earnings	—	—	—	(17)
Total other comprehensive income (loss)	—	—	22	(17)
Comprehensive (loss) income	$(1,504)	$(1,426)	$(4,348)	$2,313

Digirad Corporation
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	September 30, 2019	December 31, 2018
Assets:
Current assets:
Cash and cash equivalents	$1,479	$1,545
Restricted cash	194	167
Equity securities	21	153
Accounts receivable, net	16,643	12,642
Inventories, net	8,179	5,402
Other current assets	1,805	1,285
Total current assets	28,321	21,194
Property and equipment, net	23,401	21,645
Operating lease right-of-use assets	5,015	—
Intangible assets, net	23,723	5,228
Goodwill	9,975	1,745
Restricted cash	—	101
Deferred tax assets	75	—
Investments in and receivables from related parties	—	275
Other assets	851	406
Total assets	$91,361	$50,594

Liabilities, Mezzanine Equity and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,480	$5,206
Accrued compensation	4,101	3,862
Accrued warranty	342	197
Deferred revenue	1,756	1,687
Short-term debt	3,988	—
Operating lease liabilities, current portion	1,790	—
Other current liabilities	4,708	2,265
Total current liabilities	26,165	13,217
Long-term debt	17,217	9,500
Long-term payable from related parties	1,925	—
Deferred tax liabilities	121	121
Operating lease liabilities, net of current portion	3,356	—
Other liabilities	1,749	1,956
Total liabilities	50,533	24,794

Preferred stock, $0.0001 par value: 10,000,000 shares authorized: 10% Series A Cumulative Redeemable preferred stock, 8,000,000 shares liquidation preference ($10.00 per share), 1,915,637 shares issued or outstanding at September 30, 2019	19,156	—

Stockholders’ equity:
Common stock, $0.0001 par value: 30,000,000 shares authorized; 2,048,743 and 2,024,979 shares issued and outstanding (net of treasury shares) at September 30, 2019 and December 31, 2018, respectively	—	—
Treasury stock, at cost; 258,849 shares at September 30, 2019 and December 31, 2018	(5,728)	(5,728)
Additional paid-in capital	145,672	145,430
Accumulated other comprehensive loss	—	(22)
Accumulated deficit	(118,272)	(113,880)
Total stockholders’ equity	21,672	25,800
Total liabilities, mezzanine equity and stockholders’ equity	$91,361	$50,594

Digirad Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Net loss from continuing operations	$(1,504)	$(1,187)	$(4,636)	$(2,925)
Acquired intangible amortization	399	356	965	1,069
Unrealized (gain) loss on equity securities (1)	(6)	76	(29)	112
Restructuring costs (2)	60	—	122	97
Loss on extinguishment of debt (3)	—	—	151	43
Goodwill impairment	—	—	—	476
Loss on sale of buildings	4	507	236	507
Write-off of Star Real Estate Holding Assets	—	—	143	—
Transaction cost (4)	1,059	—	2,015	—
Write-off of preferred stock issuance cost (5)	—	—	273	—
Income tax benefit	2	(379)	(168)	(940)
Non-GAAP adjusted net income (loss) from continuing operations	$14	$(627)	$(928)	$(1,561)

Net loss per diluted share from continuing operations	$(0.74)	$(0.59)	$(2.27)	$(1.45)
Acquired intangible amortization	0.20	0.18	0.47	0.53
Unrealized (gain) loss on equity securities (1)	—	0.04	(0.01)	0.06
Restructuring costs (2)	0.03	—	0.06	0.05
Loss on extinguishment of debt (3)	—	—	0.07	0.02
Goodwill impairment	—	—	—	0.24
Loss on sale of buildings	—	0.25	0.12	0.25
Write-off of Star Real Estate Holding Assets	—	0.25	0.07	0.25
Transaction cost (4)	0.52	—	0.99	—
Write-off of preferred stock issuance cost (5)	—	—	0.13	—
Income tax benefit	—	(0.19)	(0.08)	(0.47)
Non-GAAP adjusted net income (loss) per basic and diluted share from continuing operations (6)	$0.01	$(0.31)	$(0.46)	$(0.78)

Digirad Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net loss from continuing operations	$(1,504)	$(1,187)	$(4,636)	$(2,925)
Unrealized (gain) loss on equity securities (1)	(6)	76	(29)	112
Restructuring costs (2)	60	—	122	97
Loss on extinguishment of debt (3)	—	—	151	43
Depreciation and amortization	1,975	2,165	5,635	6,718
Stock-based compensation	114	174	416	546
Loss on sale of building	4	507	236	507
Interest expense, net	292	200	727	563
Goodwill impairment	—	—	—	476
Write-off of Star Real Estate Holding Assets	—	—	143	—
Transaction cost (4)	1,059	—	2,015	—
Write-off of preferred stock issuance cost (5)	—	—	273	—
Income tax benefit	2	(379)	(168)	(940)
Non-GAAP adjusted EBITDA from continuing operations	$1,996	$1,556	$4,885	$5,197

(1)	Reflects change in fair value of investments in equity securities.

(2)	Reflects severance related costs.

(3)	Reflects write-off of unamortized deferred financing costs associated with the Comerica Credit Agreement.

(4)	Reflects legal and other costs related to the ATRM merger and HoldCo establishment.

(5)	Reflects write-off of costs related to a potential offering of preferred stock the Company does not expect to complete.

(6)
Per share amounts are computed independently for each discrete item presented. Therefore, the sum of the quarterly per share amounts will not necessarily equal to the total for the year, and sum of individual items may not equal the total.

Digirad Corporation
Reconciliation of Operating Cash Flow to Free Cash Flow
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net cash (used in) provided by operating activities	$(1,133)	$(823)	$(765)	$2,218
Less Purchases of Property and Equipment	—	(1,000)	(1,182)	(1,919)
Gross Free Cash Flow	(1,133)	(1,823)	(1,947)	299
Plus Net Dispositions	440	1,455	1,496	1,780
Plus Merger related net working capital adjustment	1,058	—	2,058	—
Free cash flow	$365	$(368)	$1,607	$2,079

Digirad Corporation
Supplemental Debt Information
(Unaudited)
(In thousands)
The following table reflects outstanding principal balances and interest rates for the Company’s debt:

	September 30, 2019		December 31, 2018
	Amount	Interest Rate	Amount	Interest Rate
Revolving Credit Facility - SNB (1)	$17,217	4.52%	$—	—%
Revolving Credit Facility - Comerica (2)	$—	—%	$9,500	4.87%
Revolving Credit Facility - Gerber (3)	$1,349	7.75%	$—	—%
Revolving Credit Facility - Premier (4)	$2,639	6.75%	$—	—%

(1)	Entered into with Sterling National Bank in March 2019 by Digirad. The agreement consists of a revolving credit facility with a five-year term, maturing in March 2024.

(2)
Entered into with Comerica Bank in June 2017 by Digirad, which was subsequently amended on January 30, 2018 and September 30, 2018. The Company used a portion of the financing made available under the SNB Credit Facility to refinance and terminate, effective as of March 29, 2019, its credit facility with Comerica Bank.

(3)	Entered into with Gerber Finance Inc. by KBS prior to the Company’s acquisition of ATRM, and subsequently became Company debt upon consummation of the ATRM acquisition.

(4)	Entered into with Premier Bank by EdgeBuilder and Glenbrook prior to the Company’s acquisition of ATRM, and subsequently became Company debt upon consummation of the ATRM acquisition.

Digirad Corporation
Supplemental Segment Information
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018 (1)	2019	2018 (1)
Revenue by segment
Diagnostic Services	$11,670	$12,412	$35,714	$37,704
Diagnostic Imaging	3,351	2,803	8,923	8,401
Mobile Healthcare	10,575	10,492	30,669	32,147
Building and Construction	2,729	—	2,729	—
Real Estate and Investments	43	—	43	—
Corporate, eliminations and other	(35)	—	(35)	—
Consolidated revenue	$28,333	$25,707	$78,043	$78,252

Gross profit by segment:
Diagnostic Services	$2,162	$2,404	$7,548	$7,620
Diagnostic Imaging	1,174	1,154	3,040	3,665
Mobile Healthcare	1,441	800	3,351	3,247
Building and Construction	477	—	477	—
Real Estate and Investments	(23)	—	(200)	—
Corporate, eliminations and other	(35)	—	(35)	—
Consolidated gross profit	$5,196	$4,358	$14,181	$14,532

Income (loss) from continuing operations by segment:
Diagnostic Services	$1,344	$1,761	$5,037	$3,850
Diagnostic Imaging	755	160	1,663	1,814
Mobile Healthcare	551	(192)	367	(171)
Building and Construction	26	—	26	—
Real Estate and Investments	(61)	—	(260)	—
Corporate, eliminations and other	(35)	—	(35)	—
Unallocated corporate and other expenses	(2,731)	(2,512)	(8,230)	(7,657)
Segment income from operations	(151)	(783)	(1,432)	(2,164)
Goodwill impairment (2)	—	—	—	(476)
Merger and finance costs (3)	(1,058)	—	(2,058)	—
Consolidated loss from operations	$(1,209)	$(783)	$(3,490)	$(2,640)

Depreciation and amortization by segment:
Diagnostic Services	$333	$510	$942	$1,750
Diagnostic Imaging	64	70	215	221
Mobile Healthcare	1,272	1,322	4,137	4,500
Building and Construction	124	—	124	—
Real Estate and Investments	208	—	243	—
Total depreciation and amortization	$2,001	$1,902	$5,661	$6,471
(1) Segment information has been recast for all periods presented to reflect the allocation of corporate and other expenses
(2) Reflects goodwill impairment adjustment for Telerhythmics reporting unit.
(3) Reflects legal and other costs related to the ATRM merger and HoldCo establishment.